EXHIBIT 99(a)

EARNINGS RELEASE

July 22, 2024

Contact:	Lance A. Sellers
President and Chief Executive Officer

Jeffrey N. Hooper Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER 2024 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported second quarter 2024 results with highlights as follows:

Second quarter 2024 highlights:

•

Net earnings were $4.9 million or $0.93 per share and $0.89 per diluted share for the three months ended June 30, 2024, compared to $4.8 million or $0.88 per share and $0.85 per diluted share for the same period one year ago.

•	Net interest margin was 3.34% for the three months ended June 30, 2024, compared to 3.56% for the three months ended June 30, 2023.

Year to date highlights:

•

Net earnings were $8.8 million or $1.67 per share and $1.61 per diluted share for the six months ended June 30, 2024, as compared to $8.0 million or $1.46 per share and $1.41 per diluted share for the same period one year ago.

•	Cash dividends were $0.54 per share during the six months ended June 30, 2024, compared to $0.53 per share for the prior year period.
•	Total loans were $1.11 billion at June 30, 2024, compared to $1.09 billion at December 31, 2023.
•	Non-performing assets were $4.2 million or 0.25% of total assets at June 30, 2024, compared to $3.9 million or 0.24% of total assets at December 31, 2023.
•	Total deposits were $1.48 billion at June 30, 2024, compared to $1.39 billion at December 31, 2023.
•	Core deposits, a non-GAAP measure, were $1.33 billion or 90.02% of total deposits at June 30, 2024, compared to $1.24 billion or 89.30% of total deposits at December 31, 2023.
•	Net interest margin was 3.34% for the six months ended June 30, 2024, compared to 3.67% for the six months ended June 30, 2023.

Net earnings were $4.9 million or $0.93 per share and $0.89 per diluted share for the three months ended June 30, 2024, compared to $4.8 million or $0.88 per share and $0.85 per diluted share for the prior year period.  Lance A. Sellers, President and Chief Executive Officer, attributed the increase in second quarter net earnings to an increase in non-interest income and a decrease in the provision for credit losses,which were partially offset by a decrease in net interest income and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $13.4 million for the three months ended June 30, 2024, compared to $13.8 million for the three months ended June 30, 2023.  The decrease in net interest income is due to a $2.8 million increase in interest expense, partially offset by a $2.5 million increase in interest income.  The increase in interest income reflects a $1.9 million increase in interest income and fees on loans, a $208,000 increase in interest income on balances due from banks and a $359,000 increase in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve.  The increase in interest income on balances due from banks is also due to an increase in average balances outstanding and rate increases by the Federal Reserve.  The increase in interest income on investment securities is primarily due to increases on yields on variable rate securities and higher yields on securities purchased since June 30, 2023.  The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities.  Net interest income after the provision for credit losses was $13.9 million for the three months ended June 30, 2024, compared to $13.4 million for the three months ended June 30, 2023.  The provision for credit losses for the three months ended June 30, 2024 was a recovery of $468,000, compared to an expense of $375,000 for the three months ended June 30, 2023.  The decrease in the provision for credit losses is primarily attributable to a reduction in reserves on construction loans, which was primarily due to a decrease in construction loan balances outstanding composed mostly of about $12.7 million in loans being paid off or transitioning to permanent financing in other loan categories within the portfolio with lower loss rates than the construction pool during the three months ended June 30, 2024.  In addition, the high rate environment is slowing additional construction activity resulting in a decrease in unfunded construction loan commitments with about $4.9 million in new commitments offset by the $9.9 million in commitments being utilized to fund loan balances or being closed-out with unused amounts for the three months ended June 30, 2024.

Non-interest income was $7.5 million for the three months ended June 30, 2024, compared to $6.4 million for the three months ended June 30, 2023.  The increase in non-interest income is primarily attributable to a  $591,000 increase in appraisal management fee income due to an increase in appraisal volume and a $444,000 increase in miscellaneous non-interest income primarily due to an increase in income on Small Business Investment Company (SBIC) investments.

Non-interest expense was $15.1 million for the three months ended June 30, 2024, compared to $13.6 million for the three months ended June 30, 2023.  The increase in non-interest expense is primarily attributable to a $541,000 increase in salaries and employee benefits expense primarily due to increases in salary and restricted stock expenses, a $474,000 increase in appraisal management fee expense due to an increase in appraisal volume and a $373,000 increase in other non-interest expense primarily due to increases in consulting fees and debit card expense.

Net earnings were $8.8 million or $1.67 per share and $1.61 per diluted share for the six months ended June 30, 2024, compared to $8.0 million or $1.46 per share and $1.41 per diluted share for the prior year period.  The increase in second quarter net earnings is primarily attributable to an increase in non-interest income and a decrease in the provision for credit losses, which were partially offset by a decrease in net interest income and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $26.7 million for the six months ended June 30, 2024, compared to $28.1 million for the six months ended June 30, 2023.  The decrease in net interest income is due to a $6.9 million increase in interest expense, partially offset by a $5.5 million increase in interest income.  The increase in interest income reflects a $4.2 million increase in interest income and fees on loans, a $732,000 increase in interest income on balances due from banks and a $589,000 increase in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve.  The increase in interest income on balances due from banks is also due to an increase in average balances outstanding and rate increases by the Federal Reserve.  The increase in interest income on investment securities is primarily due to increases on yields on variable rate securities and higher yields on securities purchased since June 30, 2023.  The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities.  Net interest income after the provision for credit losses was $27.1 million for the six months ended June 30, 2024, compared to $27.5 million for the six months ended June 30, 2023.  The provision for credit losses for the six months ended June 30, 2024 was a recovery of $377,000, compared to an expense of $599,000 for the six months ended June 30, 2023.  The decrease in the provision for credit losses is primarily attributable to a reduction in reserves on construction loans, which was primarily due to a decrease in construction loan balances outstanding composed mostly of about $29.1 million in loans being paid off or transitioning to permanent financing in other loan categories within the portfolio with lower loss rates than the construction pool during the first six months ending June 30, 2024.  In addition, the high rate environment is slowing additional construction activity resulting in a decrease in unfunded construction loan commitments with about $12.4 million in new commitments offset by $19.5 million in commitments being utilized to fund loan balances or being closed-out with unused amounts for the six months ended June 30, 2024.

Non-interest income was $13.6 million for the six months ended June 30, 2024, compared to $10.0 million for the six months ended June 30, 2023.  The increase in non-interest income is primarily attributable to a $2.5 million net loss on the sales of securities during the six months ended June 30, 2023 compared to no losses in the six months ended June 30, 2024, and a $911,000 increase in appraisal management fee income due to an increase in appraisal volume.

Non-interest expense was $29.6 million for the six months ended June 30, 2024, compared to $27.3 million for the six months ended June 30, 2023.  The increase in non-interest expense is primarily attributable to a $1.0 million increase in salaries and employee benefits expense primarily due to increases in salary, medical insurance and restricted stock expenses, a $728,000 increase in appraisal management fee expense due to an increase in appraisal volume and a $356,000 increase in other non-interest expense primarily due to increases in consulting fees and debit card expense.

Income tax expense was $1.4 million for the three months ended June 30, 2024 and 2023.  The effective tax rate was 22.09% for the three months ended June 30, 2024, compared to 22.20% for the three months ended June 30, 2023.  Income tax expense was $2.2 million for the six months ended June 30, 2024 and 2023.  The effective tax rate was 19.74% for the six months ended June 30, 2024, compared to 21.79% for the six months ended June 30, 2023.

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Total assets were $1.66 billion as  of  June 30, 2024, compared to $1.64 billion as of December 31, 2023.  Available for sale securities were $393.3 million as of June 30, 2024, compared to $391.9 million as of December 31, 2023.  Total loans were $1.11 billion as of June 30, 2024, compared to $1.09 billion at December 31, 2023.

Non-performing assets were $4.2 million or 0.25% of total assets at June 30, 2024, compared to $3.9 million or 0.24% at December 31, 2023.  Non-performing assets include $3.9 million in commercial and residential mortgage loans, and $267,000 in other loans at June 30, 2024, compared to $3.4 million in commercial and residential mortgage loans, and $464,000 in other loans at December 31, 2023.

The allowance for credit losses on loans was $10.0 million or 0.90% of total loans at June 30, 2024, compared to $11.0 million or 1.01% at December 31, 2023.  The allowance for credit losses on unfunded commitments was $1.6 million at June 30, 2024, compared to $1.8 million at December 31, 2023.  The decrease in reserve amounts for loan balances and unfunded commitments is the result of a decrease in both loan balances and unfunded commitments in construction loans.  The volume of new unfunded construction commitments decreased in the first six months ended June 30, 2024, which resulted in the volume of funded construction loans decreasing as existing balances mature and migrate to permanent loan categories with loss rates that are lower than the construction category.  As such, though the overall loan and charge-off balances increased, the decreases in the construction category are significant enough to reduce the overall risk profile of the loan portfolio which reduces the overall reserving requirements.  Management believes the current level of the allowance for credit losses is adequate; however, there is no guarantee that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.48 billion as of June 30, 2024, compared to $1.39 billion as of December 31, 2023.  Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.33 billion at June 30, 2024, compared to $1.24 billion at December 31, 2023.  Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability.  Certificates of deposit in amounts of more than $250,000 totaled $147.3 million at June 30, 2024, compared to $148.9 million December 31, 2023.

Securities sold under agreements to repurchase were $18.8 million at June 30, 2024, compared to $86.7 million at December 31, 2023.  The decrease in securities sold under agreements to repurchase is primarily due to customers transferring funds from securities sold under agreements to repurchase to deposits via the IntraFi network’s Insured Cash Sweep (“ICS”) during the six months ended June 30, 2024.  Junior subordinated debentures were $15.5 million at June 30, 2024 and December 31, 2023.  Shareholders’ equity was $124.3 million, or 7.51% of total assets, at June 30, 2024, compared to $121.0 million, or 7.40% of total assets, at December 31, 2023.

Peoples Bank operates 16 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties.  The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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CONSOLIDATED BALANCE SHEETS
June 30, 2024, December 31, 2023 and June 30, 2023
(Dollars in thousands)

	June 30, 2024	December 31, 2023	June 30, 2023
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$31,909	$32,819	$41,219
Interest-bearing deposits	50,926	49,556	47,822
Cash and cash equivalents	82,835	82,375	89,041

Investment securities available for sale	393,260	391,924	394,084
Other investments	2,779	2,874	2,602
Total securities	396,039	394,798	396,686

Mortgage loans held for sale	1,288	686	1,560

Loans	1,110,672	1,093,066	1,057,724
Less: Allowance for credit losses on loans	(10,016)	(11,041)	(9,789)
Net loans	1,100,656	1,082,025	1,047,935

Premises and equipment, net	15,888	16,702	16,734
Cash surrender value of life insurance	18,365	18,134	17,912
Accrued interest receivable and other assets	40,327	41,190	41,706
Total assets	$1,655,398	$1,635,910	$1,611,574

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$415,977	$432,687	$454,702
Interest-bearing demand, MMDA & savings	710,446	620,244	679,823
Time, over $250,000	147,333	148,904	105,284
Other time	202,200	190,210	129,715
Total deposits	1,475,956	1,392,045	1,369,524

Securities sold under agreements to repurchase	18,824	86,715	93,172
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	20,842	20,670	21,044
Total liabilities	1,531,086	1,514,894	1,499,204

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,457,646 at 6/30/24, 5,534,499 shares at 12/31/23, 5,590,799 at 6/30/23	48,678	50,625	51,809
Common stock held by deferred compensation trust, at cost; 166,247 shares at 6/30/24, 163,702 shares at 12/31/23, 165,142 shares at 6/30/23	(1,980)	(1,910)	(1,967)
Deferred compensation	1,980	1,910	1,967
Retained earnings	115,623	109,756	104,304
Accumulated other comprehensive loss	(39,989)	(39,365)	(43,743)
Total shareholders' equity	124,312	121,016	112,370

Total liabilities and shareholders' equity	$1,655,398	$1,635,910	$1,611,574

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CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2024 and 2023
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$15,571	$13,667	$30,709	$26,550
Interest on due from banks	725	517	1,632	900
Interest on investment securities:
U.S. Government sponsored enterprises	2,551	2,280	5,142	4,510
State and political subdivisions	695	696	1,390	1,558
Other	528	439	1,007	882
Total interest income	20,070	17,599	39,880	34,400

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	2,438	1,648	4,498	3,136
Time deposits	3,628	1,638	7,309	2,154
Junior subordinated debentures	283	259	567	507
Other	305	283	786	494
Total interest expense	6,654	3,828	13,160	6,291

NET INTEREST INCOME	13,416	13,771	26,720	28,109
PROVISION FOR CREDIT LOSSES	(468)	375	(377)	599
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	13,884	13,396	27,097	27,510

NON-INTEREST INCOME:
Service charges	1,346	1,328	2,686	2,669
Other service charges and fees	180	163	364	345
Loss on sale of securities	-	-	-	(2,488)
Mortgage banking income	74	39	125	132
Insurance and brokerage commissions	219	206	465	434
Appraisal management fee income	3,181	2,590	5,595	4,684
Miscellaneous	2,521	2,077	4,324	4,238
Total non-interest income	7,521	6,403	13,559	10,014

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,827	6,286	13,807	12,786
Occupancy	2,105	1,981	4,216	3,995
Appraisal management fee expense	2,523	2,049	4,427	3,699
Other	3,676	3,303	7,197	6,841
Total non-interest expense	15,131	13,619	29,647	27,321

EARNINGS BEFORE INCOME TAXES	6,274	6,180	11,009	10,203
INCOME TAXES	1,386	1,372	2,173	2,223

NET EARNINGS	$4,888	$4,808	$8,836	$7,980

PER SHARE AMOUNTS
Basic net earnings	$0.93	$0.88	$1.67	$1.46
Diluted net earnings	$0.89	$0.85	$1.61	$1.41
Cash dividends	$0.19	$0.19	$0.54	$0.53
Book value	$23.49	$20.71	$23.49	$20.71

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FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2024 and 2023, and the year ended December 31, 2023
(Dollars in thousands)

	Three months ended		Six months ended		Year ended
	June 30,		June 30,		December 31,
	2024	2023	2024	2023	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$445,098	$450,666	$444,289	$463,387	$454,823
Loans	1,108,684	1,056,062	1,100,671	1,046,646	1,061,075
Earning assets	1,610,811	1,550,703	1,608,396	1,549,822	1,561,825
Assets	1,650,008	1,603,916	1,648,905	1,600,262	1,605,386
Deposits	1,461,596	1,403,751	1,444,950	1,410,542	1,395,265
Shareholders' equity	119,443	114,090	120,927	113,965	116,295

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.35%	3.56%	3.34%	3.67%	3.51%
Return on average assets	1.19%	1.20%	1.08%	1.01%	0.97%
Return on average shareholders' equity	16.46%	16.90%	14.69%	14.12%	13.37%
Average shareholders' equity to total average assets	7.24%	7.11%	7.33%	7.12%	7.24%

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	June 30, 2024	June 30, 2023	December 31, 2023
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$10,016	$9,789	$11,041
Allowance for credit losses on unfunded commitments	1,565	2,259	1,770
Provision for credit losses (2)	(377)	599	1,566
Charge-offs (2)	(1,228)	(343)	(698)
Recoveries (2)	375	240	392

ASSET QUALITY:
Non-accrual loans	$4,156	$3,561	$3,887
90 days past due and still accruing	-	-	-
Other real estate owned	-	-	-
Total non-performing assets	$4,156	$3,561	$3,887
Non-performing assets to total assets	0.25%	0.22%	0.24%
Allowance for credit losses on loans to non-performing assets	241.00%	274.89%	284.05%
Allowance for credit losses on loans to total loans	0.90%	0.93%	1.01%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.29%	0.27%	0.30%
Risk Grade 2 (high quality)	19.57%	19.90%	19.78%
Risk Grade 3 (good quality)	72.99%	73.82%	72.96%
Risk Grade 4 (management attention)	5.95%	4.97%	5.59%
Risk Grade 5 (watch)	0.66%	0.49%	0.84%
Risk Grade 6 (substandard)	0.54%	0.55%	0.53%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At June 30, 2024, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $3.0 million; there were no relationships exceeding $1.0 million in the Substandard risk grade. At December 31, 2023, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $4.9 million; there were no relationships exceeding $1.0 million in the Substandard risk grade.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

(2) For the six months ended June 30, 2024 and 2023 and the year ended December 31, 2023.

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